Exclusive distribution contract

between

Clyvia Technology GmbH, Friedrich-List-Allee 10,
41844 Wegberg-Wildenrath

- referred to as "Clyvia" below -

and

Grundstücksgesellschaft FOCUS mbH & Co. Bau und Boden KG
Paetschstr. 25a, 12307 Berlin

- referred to as "authorized dealer" below -

Clyvia develops devices for the depolymerization of waste oils and plastics. The authorized dealer is interested in purchasing such devices from Clyvia in the future after completion of the first prototypes, and in selling them in its own name. The agreement below is subject to the condition precedent that Clyvia develops the first prototypes and provides a memorandum to the authorized dealer in writing without delay after a successful test run. The condition is to occur upon receipt of the memorandum, for which Clyvia is obligated without delay after the successful test run. The sale of the contract products conforms to the conditions of this contract and the written agreements upon execution of purchase contracts.

The authorized dealer is entitled to assign this contract, with all rights and obligations, to a subsidiary company to be newly established with registered office in Switzerland.

§ 1 Exclusive distribution

1.
Upon occurrence of condition precedent, Clyvia assigns to the authorized dealer the exclusive distribution of devices for fractionated depolymerization as well as their peripherals ("contract products" below) in the contract territory specified below. Clyvia can request, but it is not mandatory, that this distribution contract also extend to those products that Clyvia includes in production or distribution as a subsequent product or supplementary product for the contract products described above.

2.
The authorized dealer buys and sells in his own name and for his own account. He is not entitled to represent Clyvia in legal transactions. Clyvia will introduce no additional authorized dealers in the contract territory.

§ 2 Contract territory

The right of exclusive distribution extends to the following countries:
Poland, Lithuania, Latvia, Estonia, the Baltic Sea coast of Russia up to 50 km inland, Finland, Sweden, Denmark, the Baltic Sea cost of Norway up to 50 km inland.

§ 3 Limitations of the distribution right

1.
The authorized dealer is obligated to solicit no customers for the contractual products outside of the contract territory, or to maintain branch offices or distribution centers, or to offer contract products through third parties. This does not apply to the Federal Republic of Germany.

2.
The authorized dealer will sell the contract products only to those buyers that use the devices themselves.

§ 4 Collaboration in the distribution

1.
The authorized dealer will pursue sales of the contract products in the contract territory to the best of its ability, and advertise the contract products in the press and other media as well, and present the contract products at trade shows, to the extent there are appropriate trade show offerings in the countries concerned.

2.
Clyvia will support the authorized dealer to a reasonable extent by providing advertising materials and information. The advertising material remains the property of Clyvia. It is to be returned without delay after the end of the contractual relationship, to the extent it was not used according to the provisions of the contract.

Clyvia's trade and company secrets may be neither used by the authorized dealer nor disclosed to third parties.

§ 5 Goods acquisition, competition

1.
The authorized dealer may obtain the contract products only from Clyvia.

The authorized dealer may manufacture or distribute products that are in competition with the contract products only after prior authorization from Clyvia in writing. In addition, he may not take a direct or indirect stake in a competitor of Clyvia without such an authorization, or support its business operation in another manner.

2.
If the authorized dealer would like to buy a device from Clyvia, he will send a written, non-binding request for quotation to Clyvia. This request for quotation must specify in particular the input materials that are to be depolymerized in the device. The authorized dealer is required to include a sample of these materials with the non-binding request for quotation. Clyvia will use these materials made available in a trial run and - if a depolymerization of these materials is possible in the device - will notify the authorized dealer of this fact in writing with a specification for the device and the degree of efficiency for the material made available as a binding offer. Clyvia remains bound to this offer three weeks (2 months) after receipt of the offer by the authorized dealer. The offer can also be sent by fax.

Oral collateral agreements are binding for none of the parties.

§ 6 Price

The prices specified by Clyvia in the offer or in the order confirmation from Clyvia plus the respective statutory sales tax are authoritative. Additional deliveries and services, in particular transportation and the assembly of the devices at the location, are billed for separately with the respectively applicable offers, assembly rates plus travel costs, expenses, etc.

§ 7 Delivery and service

(1) Delivery deadlines or dates, which can be stipulated as binding or non-binding, must be in written form.

(2) Delivery and service delays as a result of acts of God and as a result of events that make the delivery materially more difficult for Clyvia in a manner that is not merely temporary, or that make the delivery impossible for Clyvia (included here in particular are strike, lock out, official orders, and so forth, even if they occur for Clyvia's suppliers or their upstream suppliers), Clyvia is not required to comply even for deadlines and dates stipulated as binding. They entitled Clyvia to postpone the delivery or service for the duration of the interference plus a reasonable response time, or to withdraw from the contract in whole or in part concerning the portion not yet fulfilled.

(3) If the interference lasts longer than three months, after a reasonable grace period the authorized dealer is entitled to withdraw from the part of the contract that has not yet been fulfilled. If the delivery time is extended, or if Clyvia is released from its obligation, then the authorized dealer can derive no claims for compensation for damages as a result. Clyvia can refer to the mentioned circumstances only if Clyvia informs the authorized dealer without delay.

(4) If Clyvia caused the failure to meet binding stipulated deadlines and dates, or is in default, the authorized dealer has a claim to default compensation in the amount of 1/2% for each complete week of default, but at most up to a total of 5% of the invoice value of the deliveries and services affected by the default. Additional claims are precluded unless the default is based on at least gross negligence by Clyvia.

(5) Clyvia is entitled to provide partial deliveries and partial services at any time unless the partial delivery or partial service is not of interest to the authorized dealer.

(6) Adherence to the delivery and service obligations by Clyvia assumes the timely and proper fulfillment of the obligations of the authorized dealer. Clyvia is responsible for ensuring that all documents are available that are necessary for any export of the subject matter of the purchase directly from the factory of Clyvia.

(7) If the authorized dealer goes into default in acceptance, Clyvia is entitled to demand compensation for the damages it sustains; the risk of accidental deterioration and of accidental destruction transfers to the authorized dealer when the default in acceptance occurs.

§ 8 Transfer of risk

The risk transfers to the authorized dealer according to "Ex Factory Wegberg" Incoterms 2000. If the shipment is delayed at the request of the authorized dealer, the risk transfers with the notice of readiness for shipment.

§ 9 Rights of the authorized dealer concerning defects

(1) The products are delivered free of defects in manufacturing and materials; the deadline for making claims for defects amounts to one year after delivery of the products.

(2) If operating or maintenance instructions from Clyvia are not followed, modifications are carried out on the products, parts replaced or consumables used, which do not correspond to the original specifications, then claims due to defects in the products are not applicable, if the authorized dealer does not refute an appropriately substantiated allegation that one of these circumstances initially caused the defect.

(3) The authorized dealer must provide notice in writing of defects to Cylvia's customer service without delay, but no later than within one week after receipt of the subject matter of the delivery. Clyvia is to be provided notice in writing of defects that cannot be detected within this period even upon careful examination without delay after discovery.

(4) In the case of a notice from the authorized dealer that the products have a defect, Clyvia requires, at its election and at its expense, that:

a) the defective part or device be sent for repair and subsequent return to Clyvia;

b) the authorized dealer hold the defect part or device, and that a service technician from Clyvia be dispatched to the authorized dealer in order to carry out the repair.

If the authorized dealer requests that defect rectification work be carried out at a location that he specifies, Clyvia can comply with this request, whereby exchanged parts are not billed for, while work time and travel costs are to be paid for at Clyvia's standard rates. If the notice of defects turns out to be unjustified, the authorized dealer is required to reimburse all costs that resulted for Clyvia.

(5) If the defect rectification fails after a reasonable period, the authorized dealer can demand a reduction of the compensation or withdraw from the contract, at his election.

(6) Liability for normal wear and tear is precluded.

(7) Only the direct authorized dealer is entitled to claims against Clyvia due to defects, and such claims are not transferable.

§ 10 Replacement parts

Clyvia will deliver replacement parts at the respectively applicable prices for replacement parts for the period of five years after delivery of a machine.

§ 11 Retention of title

(1) Until payment is made for all accounts receivable (including all accounts receivable balances from the current account) to which Clyvia is entitled for any legal reason against the authorized dealer now or in the future, the following securities are granted to Clyvia, which will be provided to it upon request at its election, to the extent that their value does not exceed the accounts receivable by more than 20% over the long term.

(2) The goods remain the property of Clyvia. Processing or transformation always take place for Clyvia as manufacturer, but without obligation for it. If Clyvia's (co)ownership expires as a result of assembly, it is hereby agreed that the authorized dealer's (co)ownership of the integrated item passed to Clyvia on a pro-rata value basis (invoice value). The authorized dealer holds the (co)ownership of Clyvia without charge. Goods for which Clyvia is entitled to a (co)ownership interest are designated as goods subject to retention of title below.

(3) The authorized dealer is entitled to process and sell the goods subject to retention of title in the ordinary course of business, as long as he is not in default or a bankruptcy request has not been made regarding his assets. Pledges or assignments of security are not permissible. The accounts receivable that accrue with respect to the goods subject to reservation of title (including all accounts receivable balances from the current account) based on resale or another legal basis (insurance, unauthorized activity) are hereby assigned by the authorized dealer to Clyvia in their fullest extent as security. Clyvia accepts the assignment. Clyvia revocably authorizes it to collect the accounts receivable assigned to Clyvia for its account in its own name. This collection authorization can be revoked only if the authorized dealer does not fulfill his payment obligations properly.

(4) When third parties take the goods subject to retention of title, in the case of property attachments in particular, the authorized dealer will provide notice of Clyvia's ownership interest, and inform Clyvia without delay, such that Clyvia can enforce its ownership rights. To the extent that the third party is not in the position to compensate Clyvia for the court costs and legal costs accrued in this context, the authorized dealer is responsible for doing so.

(5) For behavior of the authorized dealer that is contrary to the contract - payment default in particular - Clyvia is entitled to withdraw from the contract and to reclaim the goods subject to retention of title.

§ 12 Payment

1.
To the extent that nothing is stipulated otherwise, the authorized dealer is required to make the payments as follows:

- 30 % of the total purchase price upon contract execution
- 15 % when notice is provided in writing by Clyvia that production has started
- 15 % upon delivery of the devices
- 30 % after the installation and initial operation of the devices
- and an additional 5 % upon acceptance
- an additional 5 % in exchange for the provision of a warranty guarantee regarding the stipulated warranty period

Beyond the payment of 45 % of the purchase price, in exchange for payment, Clyvia provides collateral in the form of a directly enforceable, irrevocable bank guarantee from a commercial bank or savings bank established in Germany. The guarantee will be returned as soon as the equipment is delivered to the location, or 8 days after the notice of readiness for shipment.

Despite contrary provisions from the authorized dealer, Clyvia is entitled to credit payments against its old debt first, to the extent that the due date is provided, and will inform the authorized dealer in writing regarding the offset that has been carried out. If costs and interest have already accrued, Clyvia is entitled to credit the payments against the costs first, then to the interest and finally to the main balance.

2.
A payment is not considered made, when Clyvia can make use of the amount. In the case of cheques, the payment is not considered made until the cheque is irrevocably honored.

3.
If the authorized dealer goes into default, then Clyvia is entitled to demand interest from the relevant point in time in the amount of 8 percentage points greater than the prime rate from the European Central Bank.

4.
If circumstances become known to Clyvia, which bring the creditworthiness of the authorized dealer into question, in particular if a cheque is not honoured or his payments cease, or if other circumstances become known to Clyvia, which bring the creditworthiness of the authorized dealer into question, then Clyvia is entitled to consider the entire remaining amount due, even if Clyvia has accepted cheque. In this case, Clyvia is also entitled to demand payments in advance or deposit payments.

5.
Even if notices of defects or counterclaims are made, the authorized dealer is entitled to offset, retention or reduction only if the counterclaims have been established as legally binding or are not disputed. However, the authorized dealer is also entitled to retention due to counterclaims from the same contractual relationship as from other contractual relationships.

§ 13 Design modifications

Clyvia reserves the right to carry out design modifications at any time; however, Clyvia is not obligated to carry out modifications of this type on products already delivered.

§ 14 Location of the system

1.
The authorized dealer is responsible for ensuring that the contract products may be operated in the contract territory, and that no legal or other provisions militate against the operation of the equipment. In addition, the authorized dealer is responsible for ensuring that the contract products can be introduced in the contract territory. He or his customer will adhere to the appropriate introduction provisions and procure the necessary authorizations for the introduction.

2.
The authorized dealer or its customer will enter into a maintenance contract with Clyvia upon the delivery of the contract product. The maintenance contract will be an attachment to this contract.

3.
By itself or by means of a third party, Clyvia will install the respective contract product on site, after the respective contract product has been subjected to a successful test run by Clyvia. The authorized dealer is required to ensure that Clyvia (or third parties commissioned by Clyvia) are granted free access to the installation location. The respective contract product is considered accepted, if a test operation was carried out successfully with the fillers delivered prior to contract execution with the degree of efficiency specified by Clyvia in the offer, and no material defects are present.

§ 15 Liability

(1) Claims for compensation for damages against Clyvia are precluded, independent of the type of the breach of duty, including illegal acts, to the extent that there are no intentional or grossly negligent acts.

(2) Upon the breach of material contractual obligations, Clyvia is liable for any negligence, but only up to the amount of the foreseeable loss. Claims for lost profits, spared expenditures, based on third-party claims for compensation for damages, as well as other indirect and consequential damages, cannot be made unless Clyvia guaranteed quality characteristics aimed directly at safeguarding the authorized dealer from the same.

(3) The limitations and exclusions of liability in paragraphs 1 and 2 do not apply for claims that originated due to fraudulent behavior by Clyvia, as well as for liability for guaranteed quality characteristics, for claims based on the German Products Liability Act [Produkthaftungsgesetz], as well as losses from injury to life, limb or health.

(4) To the extent that Clyvia's liability is precluded or limited, it also applies for staff members, employees, representatives and against of the seller.

§ 16 Confidentiality

If nothing is expressly agreed to otherwise in writing, the information submitted to the seller in connection with orders is not considered confidential.

§ 17 Term of the contract

1.
After the occurrence of the condition precedent, the contract is entered into until December 31, 2006. It extends an additional three years in each case if notice of termination is not provided in writing at least four months prior to the end of the contract year.

2.
The right to terminate this contract for good cause remains unaffected. In addition, considered good cause for termination by Clyvia are

a) a material change in the circumstances of ownership of the authorized dealer, unless an impairment of the interests of Clyvia is not to be caused as a result; in each case, the authorized dealer is required to inform Clyvia about changes without delay;

b) a breach of obligations that is not immaterial from individual transactions that were entered into in the context of this distribution contract;

c) if the authorized dealer buys fewer than 5 devices from Clyvia in a contract year, or if at least 5 devices have not been ordered and paid for within 12 months after the elimination of the conditions precedent.

3.
The termination must be in written form, but may also be transmitted by fax. If it is transmitted by registered mail, then it is considered as received when a delivery attempt takes place without success and a delivery report has been left behind for the authorized dealer.

§ 18 Additional contractual relationships

To the extent that nothing is provided otherwise, the contracts specified below and the provisions included there have priority over the provisions of this contract:

        - the purchase contract for a Clyvia system entered into in each case

§ 19 Applicable law

(1) The law of the Federal Republic of Germany is used exclusively for these contractual provisions and any of the legal transactions between Clyvia and the authorized dealer. The provisions of the UN Convention on Contracts for the International Sale of Goods are not applicable.

(2) If a provision in this contract or a provision in the context of other agreements is or becomes invalid, the validity of all other provisions or agreements is not thereby affected.

§ 19 Court of jurisdiction

The exclusive court of jurisdiction is the domicile of Clyvia. However, Clyvia is also entitled to file suit against the authorized dealer in its domicile.

Wegberg on April 27, 2006
Clyvia Technology GmbH [LLC]
Friedrich-List-Allee 10
41844 Wegberg
Tel.: [illegible]
Fax: [illegible]
[Signature]
Clyvia Technology GmbH [LLC]

Berlin on May 3, 2006
Grundstücksgesellschaft FOCUS mbH & Co. Bau und Boden KG
[Signature]
 Focus mbH & Co. Bau und Boden KG